EXHIBIT 10.202

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment") is entered into as of December 22, 2000, by and among CATALINA LIGHTING, INC., a Florida corporation ("Domestic Borrower"), CATALINA INTERNATIONAL PLC, a limited company organized under the laws of England and Wales (Registered in England No. 03949382) ("Holdings Borrower"), and RING LIMITED (formerly known as Ring PLC), a limited company organized under the laws of England and Wales (Registered in England No. 29796) ("Sterling Borrower"; Domestic Borrower, Holdings Borrower and Sterling Borrower are collectively referred to herein as the "Borrowers" and individually as a "Borrower"), SUNTRUST BANK, a Georgia banking corporation ("SunTrust"), and the other banks and lending institutions that are signatories to this Amendment (SunTrust and such other banks and lending institutions, collectively, the "Lenders"), SUNTRUST BANK, in its capacities as Administrative Agent for the Lenders (the "Administrative Agent"), as Domestic Issuing Bank (the "Domestic Issuing Bank"), as Domestic Swingline Lender (the "Domestic Swingline Lender"), as UK Swingline Lender ("UK Swingline Lender") and as UK Issuing Bank ("UK Issuing Bank").

                               W I T N E S S E T H

         WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Domestic Swingline Lender, the Domestic Issuing Bank, the UK Swingline Lender and the UK Issuing Bank entered into that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 22, 2000, (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Domestic Swingline Lender, the Domestic Issuing Bank, the UK Swingline Lender and the UK Issuing Bank are amending the Credit Agreement so as to make certain changes in the terms and conditions of the Credit Agreement as are more fully set forth herein;

         NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Borrowers, the Lenders, the Administrative Agent, the Domestic Swingline Lender, the Domestic Issuing Bank, the UK Swingline Lender and the UK Issuing Bank hereby amend the Credit Agreement as follows:

                                  A. AMENDMENT

         1. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

         2. Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of "Sterling L/Cs," "Sterling L/C Exposure," "Sterling L/C Obligations," and "Sterling L/C Subcommitment," and adding the definitions of "Foreign Currency L/Cs," "Foreign Currency L/C Subcommitment," "Freely Available Foreign Currencies," and "Sale Leaseback Transaction," in the appropriate alphabetical order:

                  "Foreign Currency L/Cs" shall mean, collectively, the letters of credit issued in Freely Available Foreign Currencies pursuant to
         Section 2.04 hereof by the UK Issuing Bank for the account of the Sterling Borrower pursuant to the Foreign Currency L/C Subcommitment, and "Foreign Currency L/C" shall mean any one of them.

                  "Foreign Currency L/C Exposure" shall mean, with respect to each Sterling Revolving Lender, the aggregate outstanding amount of all Foreign Currency L/C Obligations multiplied by such Sterling Revolving Lender's Pro Rata Share of the Sterling Revolving Credit Commitments.

                  "Foreign Currency L/C Obligations" shall mean the sum of (a) the maximum aggregate amount available to be drawn (assuming the conditions for drawing thereunder have been met) under all outstanding Foreign Currency L/Cs on the date of determination, plus (b) the aggregate amount of all drawings under Foreign Currency L/Cs honored by the UK Issuing Bank but not theretofore reimbursed by the Sterling Borrower on such date of determination.

                  "Foreign Currency L/C Subcommitment" shall mean the commitment of the UK Issuing Bank established pursuant to Section 2.04(b) as a subfacility of the Sterling Revolving Credit Commitment to issue Foreign Currency L/Cs for the account of the Sterling Borrower in an aggregate face amount not to exceed the Sterling Equivalent of $20,000,000.

                  "Freely Available Foreign Currencies" shall mean, at any time, Sterling, Dollars and any other currency, but shall not include Euros, that is determined by the Administrative Agent and the UK Issuing Bank to be freely available to financial institutions on foreign exchange markets in New York and London at such time.

                  "Sale-Leaseback Transaction" shall mean a financing transaction whereby a Borrower or a Subsidiary sells one or more of its assets to a financial institution and leases back, as lessee such assets.

         3. Section 1.01 of the Credit Agreement is hereby amended so that, from and after the date hereof, the definitions of "Commitment," "Consolidated Adjusted EBITDA," "Consolidated Capital Expenditures," "Determination Date," "L/Cs," "L/C Exposure," "L/C Obligations," and "Sterling Equivalent" set forth therein shall read as follows:

                  "Commitment" shall mean, for any Lender, its Revolving Credit Commitment (including its interest in the Domestic Revolving Credit Commitment, the Domestic L/C Subcommitment, the Foreign Currency L/C Subcommitment, the Domestic Swingline Subcommitment, the Sterling Revolving Credit Commitment and the Sterling Swingline Subcommitment), its Term A Loan Commitment or its Term B Loan Commitment, as the context may require, and the term "Commitments" shall mean, collectively, the Revolving Credit Commitments of all Revolving Lenders, the Domestic L/C Subcommitment of the Domestic Issuing Bank, the Foreign Currency L/C Subcommitment of the UK Issuing Bank, the Domestic Swingline Subcommitment of the Domestic Swingline Lender and the Sterling Swingline Subcommitment of the UK Swingline Lender, the Term A Loan Commitments of all Term A Lenders and the Term B Loan Commitments of all Term B Lenders.

                  "Consolidated Adjusted EBITDA" shall mean (a) for any period ending after the last day of the fourth Fiscal Quarter of Fiscal Year 2002, Consolidated EBITDA, and (b) for any period ending on or prior to the last day of the fourth Fiscal Quarter of Fiscal Year 2002, Consolidated EBITDA, plus the following (to the extent deducted in determining Consolidated Net Income for such period and not added back pursuant to the definition of Consolidated EBITDA):

                  (i) for the period ending on the last day of the fourth Fiscal Quarter of Fiscal Year 2000, up to $976,000 for a severance payment to William C. Stewart;

                  (ii) for the periods ending on the last day of the fourth Fiscal Quarter of Fiscal Year 2000, up to $583,000 for losses incurred in connection with the sale of M&F Components;

                  (iii) for the periods ending on the last day of Fiscal Quarter during Fiscal Year 2001 and Fiscal Year 2002, up to $250,000 for payments under the non compete agreement with William C. Stewart;

                  (iv) for the period beginning on September 30, 2000 through June 30, 2001, the Sterling Borrower public company expenses up to an aggregate annual amount of $500,000;

                  (v) for the period beginning on September 30, 2000 through March 31, 2001, legal and investment advisory fees incurred by Ring PLC with respect to its sale to Catalina up to an aggregate annual amount of $739,257; and

                  (vi) for the period beginning on September 30, 2000 through March 31, 2001, any Pension Expense Associated with sale of the Engineering Division up to an aggregate annual amount of $578,687.

                  "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of expenditures of the Consolidated Companies for the acquisition or leasing pursuant to capital leases of fixed or capital assets or additions to property, plants and equipment including, but not limited to, replacements, capitalized repairs and improvements) which should be capitalized under GAAP consistently applied. Notwithstanding the foregoing, expenditures attributable to replacement items shall be included net of any proceeds from the disposal of the item that was replaced.

                  "Determination Date" means with respect to the Term A Loan, which is a Sterling Loan, and any Sterling Revolving Loan, Sterling Swingline Loan and any Foreign Currency L/C Obligation:

                  (a) in connection with any new extension of credit, the Business Day which is the earlier of the date such credit is extended or the date the rate is set, as applicable;

                  (b) in connection with the continuation of a Borrowing into a new Interest Period, the Business Day which is the earlier of the date such Borrowing is continued or the date the rate is set, as applicable; or

                  (c) the date of any reduction of the Revolving Credit Commitments pursuant to the terms of Article II; and

                  (d) such additional dates, not more frequently than once a month, as may be determined by the Administrative Agent.

                  "L/Cs" shall mean, collectively, the Domestic L/Cs and the Foreign Currency L/Cs, and "L/C" shall mean any one of them.

                  "L/C Exposure" shall mean the sum of the Domestic L/C Exposure plus the Dollar Equivalent of the Foreign Currency L/C Exposure.

                  "L/C Obligations" shall mean the sum of the Domestic L/C Obligations plus the Dollar Equivalent of the Foreign Currency L/C Obligations.

                  "Sterling Equivalent" shall mean, with respect to any amount in Dollars or any Freely Available Foreign Currency, as applicable, the amount in Sterling that could be purchased with such amount of Dollars or any Freely Available Foreign Currency, as applicable, using the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

         4. Section 2.01 of the Credit Agreement is hereby amended so as to read as follows:

                  Section 2.01 Revolving Credit Commitments. Subject to and upon the terms and conditions herein set forth, (x) each Revolving Lender hereby severally establishes in favor of the Domestic Borrower and the Sterling Borrower its respective Revolving Credit Commitment pursuant to which such Revolving Lender agrees to make Domestic Revolving Loans to the Domestic Borrower within the Domestic Revolving Credit Commitment in accordance with Section 2.02 for the purposes set forth in Section 2.13, to make Sterling Revolving Loans to the Sterling Borrower within the Sterling Revolving Credit Commitment in accordance with Section 2.03 for the purposes set forth in Section 2.13, to purchase participation interests in the Domestic L/Cs issued by the Domestic Issuing Bank for the account of the Domestic Borrower in accordance with this Article II, to purchase participation interests in the Foreign Currency L/Cs issued by the UK Issuing Bank for the account of the Sterling Borrower in accordance with this Article II, to purchase participation interests in the Domestic Swingline Loans made to the Domestic Borrower by the Domestic Swingline Lender pursuant to this Article II, and to purchase participation interests in the Sterling Swingline Loans made to the Sterling Borrower by the UK Swingline Lender pursuant to this Article II, (y) the Domestic Issuing Bank establishes in favor of the Domestic Borrower a letter of credit subcommitment within the Domestic Revolving Credit Commitment pursuant to which the Domestic Issuing Bank agrees to issue Domestic L/Cs in accordance with this Article II, and the UK Issuing Bank establishes in favor of the Sterling Borrower a letter of credit subcommitment within the Sterling Revolving Credit Commitment pursuant to which the UK Issuing Bank agrees to issue Foreign L/Cs in accordance with this
         Article II, and (z) the Domestic Swingline Lender establishes in favor of the Domestic Borrower a swingline subcommitment within the Domestic Revolving Credit Commitment pursuant to which the Domestic Swingline Lender agrees to make Domestic Swingline Loans in accordance with this
         Article II, and the UK Swingline Lender establishes in favor of the Sterling Borrower a swingline subcommitment within the Sterling Revolving Credit Commitment pursuant to which the UK Swingline Lender agrees to make Sterling Swingline Loans in accordance with this Article II; provided, however, that in no event may the aggregate principal amount of all outstanding Domestic Revolving Loans, the Dollar Equivalent of all outstanding Sterling Revolving Loans (determined as of the most recent Determination Date), the aggregate principal amount of all outstanding Domestic Swingline Loans, the Dollar Equivalent (determined as of the most recent Determination Date) of all outstanding Sterling Swingline Loans and the aggregate amount of all L/C Obligations exceed the Total Revolving Credit Commitment Amount from time to time in effect.

         5. Section 2.03(a) of the Credit Agreement is hereby amended so as to read as follows:

                  (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Sterling Revolving Lender severally agrees to make to the Sterling Borrower, from time to time prior to the Revolving Credit Termination Date, Sterling Revolving Loans in an aggregate principal amount outstanding at any time not to exceed an amount equal to:

                           (A) such Sterling Revolving Lender's Pro Rata Share of the Sterling Revolving Credit Commitment Amount minus (B) the Dollar Equivalent (determined as of the most recent Determination Date) of the Revolving Lender's aggregate outstanding Sterling Revolving Loans, minus (C) the Dollar Equivalent (determined as of the most recent Determination Date) of such Sterling Lender's Foreign Currency L/C Exposure minus (D) the Dollar Equivalent (determined as of the most recent Determination Date) of such Sterling Revolving Lender's Sterling Swingline Exposure;

                  provided, however, that the conditions set forth in Sections 2.01, 6.01 and 6.02 have been fulfilled before and after giving effect to each Borrowing of Sterling Revolving Loans; and provided further that at no time may the Dollar Equivalent (determined as of the most recent Determination Date) of all Sterling Revolving Loans plus the Dollar Equivalent of all Foreign Currency L/C Obligations plus the Dollar Equivalent of all Sterling Swingline Loans exceed the Sterling Revolving Credit Commitment Amount. For the purpose of determining the unutilized portion of the Sterling Revolving Credit Commitment of each Sterling Revolving Lender on the date of a requested Borrowing under the Sterling Revolving Credit Commitment, the Dollar Equivalent of the Sterling Borrowing then being requested shall be aggregated with the Dollar Equivalent (as of the most recent Determination Date) of all other Sterling Revolving Loans, Sterling Swingline Loan, and Foreign Currency L/C Obligations then outstanding; and provided further that the aggregate amount of all Sterling Revolving Loans and Foreign Currency L/C's outstanding, including the amount of any Sterling Borrowing or L/C then being requested and the amount of all Sterling Revolving Loans and Sterling Swingline Loan (determined as of the most recent Determination Date), L/C Obligations, Domestic Revolving Loans and Domestic Swingline Loans shall not exceed the Borrowing Limit. The Sterling Borrower shall be entitled to repay and reborrow Sterling Revolving Loans in accordance with the provisions of this Agreement.

         6. Section 2.04(b) of the Credit Agreement is hereby amended so as to read as follows:

                  (b) Foreign Currency L/C Subcommitment. Subject to, and upon the terms and conditions hereof, the Sterling Borrower may request, in accordance with the provisions of this Section 2.04 and Section 2.05, that the UK Issuing Bank issue one or more Foreign Currency L/Cs for the account of the Sterling Borrower; provided that (i) no Foreign Currency L/C shall have an expiration date that is later than five (5) Business Days prior to the Revolving Credit Termination Date; (ii) each Foreign Currency L/C issued by the UK Issuing Bank shall be in a stated amount of at least the Sterling Equivalent of (pound)13,000, and (iii) the Sterling Borrower shall not request that the UK Issuing Bank issue a Foreign Currency L/C if, after giving effect to such issuance, (A) the aggregate amount of the Dollar Equivalent (as of the relevant Determination Date) of the Foreign Currency L/C Obligations would exceed the Foreign Currency L/C Subcommitment, (B) the aggregate amount of all L/C Obligations, plus the aggregate principal amount of all outstanding Domestic Revolving Loans, plus the Dollar Equivalent (as of the relevant Determination Date) of the aggregate outstanding Sterling Revolving Loans, plus the aggregate outstanding amount of all Domestic Swingline Loans plus the Dollar Equivalent (as of the relevant Determination Date) of the aggregate principal amount of all outstanding Sterling Swingline Loans would exceed the Borrowing Limit, or (C) the aggregate amount of the Dollar Equivalent of Foreign Currency L/C Obligations, plus the Dollar Equivalent (as of the relevant Determination Date) of the aggregate principal amount of all outstanding Sterling Swingline Loans, plus the Dollar Equivalent (as of the relevant Determination Date) of the aggregate outstanding Sterling Revolving Loans, would exceed the Sterling Revolving Credit Commitment Amount. Upon the issuance of each Foreign Currency L/C, each Sterling Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the UK Issuing Bank without recourse a participation in such Foreign Currency L/C equal to such Sterling Revolving Lender's Pro Rata Share of the aggregate amount available to be drawn under such Foreign Currency L/C. Each issuance of a Foreign Currency L/C shall be deemed to utilize the Sterling Revolving Credit Commitment of each Sterling Revolving Lender by an amount equal to the amount of such participation.

         7. Section 2.05 of the Credit Agreement is hereby amended so as to read as follows:

         Section 2.05 Notice of Issuance of L/C; Agreement to Issue.

                  (a) Whenever the Domestic Borrower desires the issuance of a Domestic L/C, the Borrower Representative shall, in addition to any application and documentation procedures required by the Domestic Issuing Bank for the issuance of such L/C, deliver to the Administrative Agent and the Domestic Issuing Bank, a written notice no later than 11:30 a.m. (Atlanta, Georgia time) at least three (3) Business Days in advance of the proposed date of issuance (which amount shall be specified in US Dollars). Whenever the Sterling Borrower desires the issuance of a Foreign Currency L/C, the Borrower Representative shall, in addition to any application and documentation procedures required by the UK Issuing Bank for the issuance of such Foreign Currency L/C, deliver to the Administrative Agent and the UK Issuing Bank a written notice no later than 11:30 a.m. (Atlanta, Georgia time) at least three (3) Business Days in advance of the proposed date of issuance (which amount shall be specified in the appropriate Freely Available Foreign Currency). Any UK Subsidiary of the Sterling Borrower may make an application and deliver notice to the UK Issuing Bank for issuance of a Foreign Currency L/C, and such Foreign Currency L/C shall be issued in the name of such UK Subsidiary. Notwithstanding the fact that such Foreign Currency L/C shall be issued in the name of such UK Subsidiary, the Sterling Borrower shall be obligated to indemnify the UK Issuing Bank for such Foreign Currency L/C in the manner prescribed in Section 2.09 as if such Foreign Currency L/C was issued in the name of the Sterling Borrower. Each such notice, whether given by the Sterling Borrower or any of its UK Subsidiaries shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the L/C (which amount shall be specified in the applicable Freely Available Foreign Currency); (iii) the expiration date of the L/C; and (iv) the name and address of the beneficiary with respect to such L/C, and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such L/C which would require the Domestic Issuing Bank or UK Issuing Bank, as the case may be, to make payment under the L/C, provided that the Domestic Issuing Bank or UK Issuing Bank, as the case may be, may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no L/C shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:30 a.m. (Atlanta, Georgia time) in the case of a Domestic L/C or within two Business Days in the case of a Foreign Currency L/C. To the extent any application and notice shall be inconsistent with the terms of this Agreement, then the terms of this Agreement shall prevail. Absent such inconsistency, the terms of the application and notice and this Agreement shall remain in full force and effect. In determining whether to pay under any L/C, the applicable Issuing Bank shall be responsible only to determine that the documents and certificate required to be delivered under its L/C have been delivered, and that they comply on their face with the requirements of the L/C. Promptly after receiving the notice of issuance of a L/C, the Administrative Agent shall notify each Domestic Revolving Lender or Sterling Revolving Lender, as the case may be, of such Revolving Lender's respective participation therein, determined in accordance with its respective Pro

         Rata Share of the respective Revolving Domestic or Sterling Credit Commitments on the date of the issuance of such L/C.

                  (b) The Domestic Issuing Bank agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the Domestic Borrower one or more Domestic L/Cs, each in a face amount equal to the face amount requested under Section 2.05(a) above, following its receipt of a notice and the application and other documents required by Section 2.05(a). The UK Issuing Bank agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the Sterling Borrower one or more Foreign Currency L/Cs, each in a face amount equal to the face amount requested under Section 2.05(a) above, following its receipt of a notice and the application and other documents required by Section 2.05(a). Immediately upon the issuance of each L/C, each Domestic Revolving Lender or Sterling Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Domestic Issuing Bank or the UK Issuing Bank, as the case may be, a participation in such L/C and any drawing thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the Domestic Revolving Credit Commitments or the Sterling Revolving Credit Commitments, as the case may be, multiplied by the face amount of such L/C.

                  (c) Each Domestic Revolving Lender hereby purchases a participation in the Existing Domestic L/Cs and any drawings thereunder in an amount equal to such Lender's Pro Rata Share of the Domestic Revolving Credit Commitments multiplied by the face amount of such Existing Domestic L/Cs.

                   Each Sterling Revolving Lender hereby purchases a participation in the Existing Foreign Currency L/Cs and any drawings thereunder in an amount equal to such Lender's Pro Rata Share of the Sterling Revolving Credit Commitments multiplied by the face amount of such Existing Foreign Currency L/Cs.

         8. Section 2.06(b) and 2.06(c) of the Credit Agreement are hereby amended so as to read as follows:

                  (b) In the event of any request for a drawing under a Foreign Currency L/C by the beneficiary thereof, the UK Issuing Bank shall notify the Sterling Borrower, the Administrative Agent and the Sterling Revolving Lenders on or before the date on which the UK Issuing Bank intends to honor such drawing, and the Sterling Borrower agrees to reimburse the UK Issuing Bank on the day on which such drawing is honored in an amount, in same day funds in the Freely Available Foreign Currency the L/C is issued under, equal to the amount of such drawing, provided that anything contained in this Agreement to the contrary notwithstanding, unless the Sterling Borrower shall have notified the UK Issuing Bank and the Administrative Agent prior to 11:30 a.m. (Atlanta, Georgia time) on the Business Day three (3) Business Days prior to the date on which such drawing is honored, that the Sterling Borrower intends to reimburse the UK Issuing Bank for the amount of such drawing with funds other than the proceeds of Sterling Revolving Loans, the Sterling Borrower shall be deemed to have timely given a Sterling Revolving Notice of Borrowing to the Administrative Agent requesting Sterling Revolving Loans on the date on which such drawing is honored in an amount equal to the Sterling Equivalent of the amount of such drawing, and the Sterling Revolving Lenders shall by 1:00 p.m (Atlanta, Georgia time) on the date of such drawing, make Sterling Revolving Loans in the Sterling Equivalent of the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the UK Issuing Bank for the Sterling Equivalent of the amount of such drawing, provided that for the purposes solely of such Sterling Revolving Borrowing, the conditions and requirements set forth in Sections 2.01, 2.03, 6.01 and 6.02 hereof shall not be applicable, and provided further that if for any reason proceeds of the Sterling Revolving Loans are not received by the UK Issuing Bank on such date in the amount equal to the Sterling Equivalent of the amount of such drawing, the Sterling Borrower shall reimburse the UK Issuing Bank on the Business Day immediately following the date of such drawing in an amount, in Sterling and immediately available funds, equal to the excess of the Sterling Equivalent of the amount of such drawing over the amount of such Sterling Revolving Loans, if any, which are so received, plus accrued interest on the amount at the applicable rate of interest for Sterling Revolving Loans.

                  (c) Notwithstanding any provision of this Agreement to the contrary, to the extent that any L/C or portion thereof remains outstanding on the Revolving Credit Termination Date, the parties hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such L/Cs on the Revolving Credit Termination Date, which amounts shall be reimbursed (i) in the case of a Domestic L/C, to the Domestic Issuing Bank by the Domestic Borrower directly (and not through a Domestic Revolving Borrowing under the Domestic Revolving Credit Commitments as contemplated in Section 2.06(a)), (ii) in the case of a Foreign Currency L/C, to the UK Issuing Bank by the Sterling Borrower directly (and not through a Sterling Revolving Borrowing under the Sterling Revolving Credit Commitments as contemplated in Section 2.06(b)), and thereafter held by such Issuing Bank as cash collateral for its remaining obligations pursuant to such L/C in such Issuing Bank's Cash Collateral Account.

         9. Section 2.07 of the Credit Agreement is hereby amended so as to read as follows:

                  Section 2.07 Payment by Revolving Lenders. In the event that the Domestic Borrower or the Sterling Borrower shall fail to reimburse the Domestic

         Issuing Bank or UK Issuing Bank, as applicable, as provided in Section
         2.06 by borrowing Domestic Revolving Loans or Sterling Revolving Loans, as applicable, or otherwise providing an amount equal to the amount of any drawing honored by such Issuing Bank, such Issuing Bank shall promptly notify the Administrative Agent who shall promptly notify respective Domestic or Sterling Revolving Lender of the unreimbursed amount of such drawing and of such Revolving Lender's Pro Rata Share thereof. Each respective Domestic or Sterling Revolving Lender shall make available to the Administrative Agent an amount equal to its respective participation, in US Dollars in the case of Domestic L/Cs, and in the appropriate Freely Available Foreign Currency in the case of Foreign L/Cs, and in immediately available funds, at the Payment Office of the Administrative Agent not later than 1:00 p.m. (Atlanta, Georgia time) in the case of participations in Domestic L/Cs on the Business Day after the date notified by the Administrative Agent, and, in the case of participations in Foreign Currency L/C's, not later than three
         (3) Business Days after the date notified by the Administrative Agent, and the Administrative Agent shall promptly make such amounts available to the applicable Issuing Bank. In the event that any such Domestic or Sterling Revolving Lender fails to make available to the Administrative Agent the amount of such Domestic or Sterling Revolving Lender's respective participation in such L/C, such Issuing Bank shall be entitled to recover such amount on demand from such Domestic or Sterling Revolving Lender together with interest at the Federal Funds Rate for the first two Business Days after demand and thereafter at the Base Rate. Each Issuing Bank shall distribute to the Administrative Agent all payments received by such Issuing Bank from the Domestic Borrower and Sterling Borrower in reimbursement of drawings honored by such Issuing Bank under such L/C when such payments are received. The Administrative Agent shall promptly distribute to each respective Domestic or Sterling Revolving Lender (other than the Issuing Banks) that has paid all amounts payable under this Section with respect to any L/C, such Revolving Lender's applicable Pro Rata Share of such payments.

         10. Section 5.05(c) and 5.05(d) of the Credit Agreement are hereby amended so as to read as follows:

                  (c) The Domestic Borrower and the Sterling Borrower, as the case may be, agree to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender based upon its respective Pro Rata Share of the Domestic and Sterling Revolving Credit Commitments, as the case may be a letter of credit fee for standby letters of credit (the "Standby L/C Fee") for the period commencing on the Closing Date to and including the Revolving Credit Termination Date, equal to the Applicable

         LIBOR Margin then in effect multiplied by the L/C Obligations consisting of standby letters of credit; provided, however, that if an Event of Default has occurred and is continuing, the Standby L/C Fee shall be increased to an amount equal to two percentage points above the Applicable LIBOR Margin then in effect multiplied by the L/C Obligations consisting of standby letters of credit. The Standby L/C Fee shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the last day of the calendar quarter in which the first L/C is issued, and on the Revolving Credit Termination Date. The Domestic Borrower and the Sterling Borrower, as the case may be, agree to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender based upon its respective Pro Rata Share of the Domestic and Sterling Revolving Credit Commitments, as the case may be a letter of credit fee for commercial/trade letters of credit (the "Commercial L/C Fee"), payable at the time of issuance, for the period commencing on the Closing Date to and including the Revolving Credit Termination Date, equal to .25% of the face amount on issuance and/or increases for each 90 day period and 1% per annum of the face amount on acceptance of a draw under a L/C plus usual and customary bank charges for the Issuing Bank's account as agreed upon between Issuing Bank and the Domestic Borrower or the Sterling Borrower; provided, however, that if an Event of Default has occurred and is continuing, the Commercial L/C Fee shall be increased to an amount equal to two percentage points above the fee then in effect. Fees payable for Foreign Currency L/C's shall be paid in Dollars.

                  (d) The Domestic Borrower agrees to pay to the Domestic Issuing Bank for its own account, a facing fee (the "Domestic Facing Fee") for the period commencing on the Closing Date to and including the Revolving Credit Termination Date, equal to 0.25% per annum multiplied by the Domestic L/C Obligations, plus customary issuance and administration fees. The Sterling Borrower agrees to pay to the UK Issuing Bank for its own account a facing fee (the "UK Facing Fee" payable in Dollars; together with the Domestic Facing Fee, the "Facing Fees") for the period commencing on the Closing Date to and including the Revolving Credit Termination Date, equal to 0.25% per annum multiplied by the Foreign Currency L/C Obligations, plus customary issuance and administration fees. The Facing Fees shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the last day of the calendar quarter in which the first L/C is issued, and on the Revolving Credit Termination Date.

         11. Section 8.07(a) of the Credit Agreement is hereby amended so as to read as follows:

                  Annual Financial Statements. As soon as available and in any event within 120 days after the end of each Fiscal Year, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, retained earnings and cash flows of the Consolidated Companies for such Fiscal Year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of

         Deloitte & Touche LLP or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit, with the exception of the September 30, 2000 audit, and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such Fiscal Year, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Year in accordance with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

         12. Section 8.09(c) of the Credit Agreement is hereby amended so as to read as follows:

                  (c) The Borrowers (other than the Sterling Borrower) shall use all reasonable endeavors to procure that:

                  (i) the Sterling Borrower delists, converts to a private limited company, completes the Whitewash Procedure, executes the Sterling Borrower Guaranty and the UK Security Amendment Agreement as soon as reasonably and legally practicable and in any event no later than February 28, 2001; and

                  (ii) each member of the Sterling Borrower Group (other than dormant companies) and any other member of the Sterling Borrower Group which is or becomes a Material Foreign Subsidiary after the date hereof, delists where necessary, converts to a private company, completes the Whitewash Procedures and executes a UK Subsidiary Guaranty Accession Agreement and a UK Security Accession Agreement as soon as reasonably and legally practicable and in any event no later than February 28, 2001 (or in the case of any subsequent Material Foreign Subsidiary within the later of February 28, 2001 or two months of it becoming a Material Foreign Subsidiary).

         13. Section 9.01 of the Credit Agreement is hereby amended as follows:

                  (d) so long as no Event of Default is occurring and is continuing, purchase money Indebtedness, Sale-Lease Back Transactions, and Capital Lease Obligations to the extent secured by a Lien permitted by Section 9.02(f) and incurred in an amount not to exceed $1,000,000 in any one Fiscal Year after the Closing Date ;

         14. Section 9.05 of the Credit Agreement is hereby amended so as to read as follows:

                  Section 9.05 Lease Obligations. Create or suffer to exist any obligations for the payment under operating leases or agreements to lease

         (including all Synthetic Lease Obligations but excluding any obligations under leases required to be classified as capital leases under GAAP) having a term of one year or more which would cause the direct or contingent liabilities of the Consolidated Companies under such leases or agreements to lease, on a consolidated basis, to exceed five percent (5%) of the Net Worth of the Consolidated Companies as of the last day of the most recently ended Fiscal Year; provided, however, the Borrowers shall be allowed to enter into the Sale-Lease Back Transaction.

         15. Section 11.02 of the Credit Agreement is hereby amended so as to read as follows:

                  Section 11.02 Appointment of Issuing Banks. Each Revolving Lender hereby designates SunTrust as the Domestic Issuing Bank to issue Domestic L/Cs, hold a Cash Collateral Account and to act as herein specified. Each Sterling Revolving Lender hereby designates SunTrust as the UK Issuing Bank to issue Foreign Currency L/Cs, hold a Cash Collateral Account and to act as herein specified. Each Revolving Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note by the acceptance of a Revolving Credit Note shall be deemed irrevocably to authorize, each Issuing Bank to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each such Issuing Bank by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Issuing Bank may perform any of its duties hereunder by or through its agents or employees.

                                B. MISCELLANEOUS

         1. Except as expressly set forth herein, this Amendment shall be deemed not to waive or modify any provision of the Credit or the other Credit Documents, and all terms of the Credit Agreement, as amended hereby, shall be and shall remain in full force and effect and shall constitute a legal, valid, binding and enforceable obligations of the Borrowers, the Lenders, the Administrative Agent, the Domestic Swingline Lender, the Domestic Issuing Bank, and the UK Issuing Bank. All references to the Credit Agreement shall hereinafter be references to the Credit Agreement as amended by this Amendment.

         2. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         4. This Amendment shall be binding on, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         5. In the event that any part of this Agreement shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part thereof.

         6. TIME IS OF THE ESSENCE UNDER THIS AGREEMENT.

         7. The parties agree that their signatures by telecopy or facsimile shall be effective and binding upon them as though executed in ink on paper but that the parties shall exchange original ink signatures promptly following any such delivery by telecopy or facsimile.

         8. The Borrowers agree to pay all costs and expenses of the Administrative Agent and the Lenders incurred in connection with the preparation, execution, delivery and enforcement of this Amendment, including the reasonable fees and out-of-pocket expenses of Administrative Agent's counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.

                                         CATALINA LIGHTING, INC.,
                                         as a Borrower


                                         By: /s/ Robert Hersh
                                            ---------------------------------
                                             Name:  Robert Hersh
                                             Title:  CEO

                                         CATALINA INTERNATIONAL PLC,
                                         as a Borrower


                                         By: /s/ Robert Hersh
                                            ---------------------------------
                                             Name:  Robert Hersh
                                             Title:  Director

                                         RING LIMITED (formerly known as
                                         Ring PLC), as a Borrower

                                         By: /s/ Robert Hersh
                                            ---------------------------------
                                             Name:  Robert Hersh
                                             Title:  Director

                                         SUNTRUST BANK,
                                         as Administrative Agent, as Domestic
                                         Issuing Bank, as Domestic Swingline
                                         Lender, UK Swingline Lender, UK Issuing
                                         Bank and as a Lender

                                         By:
                                            ---------------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------

                                         REPUBLIC BANK


                                         ------------------------------
                                         By:
                                         Name:

                                         BANK UNITED FSB


                                         ------------------------------
                                         By:
                                         Name:

                                         DRESDNER BANK
                                         LATEINAMERIKA, AG, MIAMI
                                         AGENCY

                                         ------------------------------
                                         By:
                                         Name:

                                         HAMILTON BANK


                                         ------------------------------
                                         By:
                                         Name:

                                         LASALLE BANK NATIONAL
                                         ASSOCIATION


                                         ------------------------------
                                         By:
                                         Name:

                                         UNION PLANTERS BANK, N.A.


                                         ------------------------------
                                         By:
                                         Name: